Exhibit 10.2

VoWLAN EXCLUSIVE DISTRIBUTOR AGREEMENT

BETWEEN

EBI Communications, INC.

AND

Y-Tel International, LLC

OCTOBER 25, 2004

Date

This VoWLAN EXCLUSIVE DISTRIBUTOR AGREEMENT("Agreement") is entered into this 25th day of October, 2004  (the "Effective Date"), between EBI Communications, INC., a Florida corporation having a business address at 5765 N. Andrews Way, Ft Lauderdale, Fl., 33309 (hereinafter "EBI") or assigns; and  Y-Tel International, LLC having a business address 1100 N.W. 163rd Dr. North Miami Beach, FL.33169 and  (hereinafter the "Y-Tel").  EBI and Y-Tel are collectively referred to herein as the "Parties" and individually as "Party".

WITNESSETH AND DEFINITIONS:

Whereas "EBI" has developed a  VoWLAN product. And whereas Y-Tel desires to purchase from EBI, and EBI desires to sell to Y-Tel, Exclusive Marketing rights to its VOWLAN services, in accordance with the terms and conditions set forth in this Agreement.

              "VoWLAN" Voice over Wireless Local Area Network.

              "Service" shall mean those VoWLAN services described in the attached relevant Annex(es) incorporated herein by reference.

              "Hot spots" shall mean a 802.11 wireless access points.

              "Client" shall mean the software to be downloaded by the enduser.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.                   DESCRIPTION OF SERVICES.  EBI, either directly or through its affiliates or underlying carriers, shall provide the Services, and Y-Tel shall purchase and utilize the Services per the terms and conditions of this Agreement.  The Parties may, by mutual agreement, add and incorporate additional services by executing additional Annex(es) and incorporating them herein.

2.                   TERM.  This Agreement shall commence on the Effective Date and shall continue for an initial term ("Term") of ten  (10) years from the Service Date and thereafter shall automatically renew for equivalent successive renewal Terms unless terminated by either Party pursuant to this Agreement.  The term of each specific Service shall be set forth in the attached relevant Annex(es) hereto but in any event it is understood and agreed that the terms of this Agreement shall at all times govern the provision of Services by EBI.

3.                   PRICING AND BILLING.  For the Services provided pursuant to this Agreement, Y-Tel's clients shall pre-pay Y-Tel per the pricing and provisions set forth in the attached relevant Annex(es).  In no event shall Y-Tel be liable for the fraudulent or illegal use of the Services by any customers or end-users,  If Y-Tel in good faith disputes any credit card amount, it shall submit to EBI within fifteen (15) days following receipt of such disputed invoice the written documentation identifying the disputed credit card amounts.  The Parties shall investigate the disputed amounts and upon mutual agreement, EBI may issue a credit.  Failure to contest a charge within thirty (30) days of the date of the invoice will create an irrefutable presumption of the correctness of the charge, absent manifest error.  Further, EBI shall have the right to set off any amounts due hereunder which are not paid when due against any amounts owed to EBI by Y-Tel or any of its affiliates or Clients pursuant to any other agreement or arrangement. In addition to the charges provided in the attached Annex(es) .

4.                   DUTIES AND RESPONSIBILITIES. The Parties agree to the performance and delivery of services detailed below:

EBI shall be responsible for the operations of the VoWLAN network, including but not limited to: ensuring the quality and reliability of the network, maintenance of equipment, contract negotiations for point to point terminations, and customer service. EBI will be responsible for all expenses related to performance of the above items, including labor, development and operating expenses. EBI will be responsible for paying any and all taxes related to operating the VoWLAN network. EBI will be responsible for finalizing the Agreement with Hewlett-Packard as it relates to the VoWLAN product.

Y-Tel will be responsible for product distribution (phones utilized in the Network), and marketing of the VoWLAN network.  Y-Tel will be responsible for expenses related to such marketing activities including brochures, staff and travel expenses. Y-Tel will also be responsible for implementing the accounting systems and controls to ensure the collections of all revenues. Y-Tel will be responsible for paying all processing fees with Visa/Mastercard, American Express and Discover.

5.                   SECURITY DEPOSIT.  Not Applicable

6.                   NET OF TAXES.  All Services pricing and other charges due hereunder are exclusive of all applicable taxes, including value added tax, sales taxes, and duties or levies imposed by any authority, government or government agency, the payment of which shall be the sole responsibility of EBI, and EBI agrees to indemnify and hold Y-Tel harmless from any liability therefore.

7.                   TERMINATION.  In addition to any other rights at law or in equity, EBI may immediately suspend the delivery of Services and/or terminate this Agreement in the event that Y-Tel (i) becomes insolvent or bankrupt or (ii) commits a breach of any of the terms of this Agreement and fails to remedy such breach within fifteen (15) days after receipt of written notice thereof from EBI.  A material breach is defined as a breach in the defined "Duties and Responsibilities" sections of this Agreement.

8.                   LIMITATION OF LIABILITY.   EBI acknowledges that Y-Tel has no control over how a foreign administration or third party carrier establishes its own rules and conditions pertaining to international VOWLAN services.  EBI agrees that Y-Tel, its directors, officers, employees and agents shall not be liable for any loss or damage sustained by EBI, its interconnecting carriers, its customers or its end users due to any failure in or breakdown of the communication facilities associated with providing the Services, for any delay, interruption or degradation of the Services whatsoever shall be the cause or duration thereof, or for any other cause or claim whatsoever arising under this Agreement.  In no event shall either Party be liable to the other Party for consequential, special or indirect losses or damages sustained by Y-Tel or EBI or any third parties in using the Service howsoever arising and whether under contract, tort or otherwise (including, without limitation, third party claims, loss of profits, loss of customers or damage to reputation or goodwill).

9.                   FORCE MAJEURE.  No failure or omission by either Party to carry out or observe any of the terms and conditions of this Agreement (other than any payment obligation) shall give rise to any claim against such Party or be deemed a breach of this Agreement if such failure or omission arises from an act of God, an act of Government, any cause reasonably beyond the control of a Party, or any other circumstance commonly known as force majeure.

10.                PUBLICITY, CONFIDENTIALITY.  For a period of two (2) years from the termination date of this Agreement, each Party shall maintain the confidentiality of all information or data of any nature ("Information") provided to it by the other Party hereto, provided such Information contains a conspicuous marking identifying it as "Confidential" or "Proprietary" or is inherently of a confidential nature (i.e., customer or cost data).  For purposes of this Article, this Agreement and all of its Annexes shall be considered "Confidential".  Each Party shall use the same efforts (but in no case less than reasonable efforts) to protect the Information it receives hereunder as it accords to its own Information.  The above requirements shall not apply to Information that is already in the possession of the receiving Party through no breach of an obligation of confidentiality to the disclosing Party or any third party, is already publicly available through no breach of this Agreement or has been previously independently developed by the receiving Party.  This Agreement shall not prevent any disclosure of Information pursuant to applicable law or regulation, provided that prior to making such disclosure, the receiving Party shall use reasonable efforts to notify the disclosing Party of this required disclosure.  Each Party acknowledges that its breach or threatened breach of this Section may cause the Disclosing Party irreparable harm, which would not be adequately compensated by monetary damages.  Accordingly, in the event of any such breach or threatened breach, the Receiving Party agrees that equitable relief, including temporary or permanent injunctions, is an available remedy in addition to any legal remedies to which the Disclosing Party may be entitled.  At the request of the Disclosing Party upon termination of this Agreement or at any time or from time to time thereafter, the Receiving Party shall, as promptly as practicable and in all cases within five (5) days of such request, deliver to Disclosing Party all proprietary information of Disclosing Party then in Receiving Party's possession or under Receiving Party's control or, in lieu thereof, Receiving Party may destroy all of Receiving Party's copies of such proprietary information and certify to Disclosing Party in writing that such destruction has been accomplished.

11.                DISCLOSURE.  Without obtaining the prior written consent of the other Party hereto, a Party shall not (i) refer to itself as an authorized representative of the other Party in promotional, advertising or other materials; (ii) use the other Party's logos, trade marks, service marks, or any variations thereof in any of its promotional, advertising, or other materials, or (iii) release any public announcements referring to the other Party or this Agreement without first having obtained said Party's prior written consent.  Notwithstanding the foregoing, EBI is hereby expressly authorized to identify Y-Tel as its customer for Services for the limited purpose of the periodic issuance of marketing and/or publicity announcements.

12.                NOTICES.  All notices, requests or other communications hereunder shall be in writing, addressed to the Parties at the address indicated in the caption of this Agreement or as otherwise stated in the relevant Annex hereto.  Notices mailed by registered or certified mail shall be deemed received by the addressee on the fifth business day following the mailing or sending thereof.  Notices sent by telex, facsimile or electronic mail shall be conclusively deemed to have been received when the delivery confirmation is received.  Any notice of change of address shall be deemed received only when actually received.

COMPLIANCE WITH LAWS.  This Agreement and its continuance hereof is contingent upon the obtaining and the                                            continuance of such approvals, consents, governmental and regulatory authorizations, licenses and permits  as may be required or   deemed necessary by the Parties, and the Parties shall use commercially reasonable efforts to obtain and continue same in full force and effect.  Y-Tel shall not use the Services in any manner or for any purpose, which constitutes a violation of applicable laws in   any jurisdiction in which the Services are being provided and shall indemnify EBI against any such unlawful use of the Services.

13.                SEVERABILITY AND WAIVER.  If any part or any provision of this Agreement is or becomes illegal, invalid or unenforceable, that part or provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the validity or enforceability of the remaining parts of said provision or the remaining provisions of this Agreement.  No waiver by either Party to any provisions of this Agreement shall be binding unless made in writing.

14.                RELATIONSHIP OF THE PARTIES.  The relationship between the Parties shall not be a partnership, joint venture or a merger of their assets or their fiscal or other liabilities or undertakings.  Neither Party shall have the right to bind the other Party, except as expressly provided for herein.  This Agreement is exclusive.  This Agreement shall be deemed to prevent either Party from entering into an agreement or negotiation of similar kind or nature with third parties.  All persons employed by either Party in connection with the Services provided under this Agreement shall be considered employees or agents of such party only, and shall in no way, either directly or indirectly, be considered employees or agents of the other Party.

15.                DISPUTES.  In the case of any dispute between the Parties hereto arising from this Agreement or in connection with any action, proceeding or counterclaim based on or arising out of, under, or in connection with any document or instrument executed between the Parties, that has not been resolved through negotiation between the parties, such dispute shall be settled and determined through arbitration in accordance with the Rules of Commercial Arbitration of the United States Arbitration Association. Any arbitration pursuant to this Agreement or based on or arising out of, under, or in connection with any document or instrument executed between the Parties, shall be held in Broward County, and shall be conducted by a single arbitrator. The written decision of the arbitrator so selected shall be binding, final and conclusive on the parties. The prevailing party in any arbitration (subject to the discretion of the arbitrator) shall recover its expenses and costs including reasonable attorney's fees from the other Party. Notwithstanding the foregoing or anything contained herein or in any document or instrument executed between the parties, with respect to billing procedures, failure to contest a charge within thirty (30) days of the date of the invoice will create an irrefutable presumption of the correctness of the charge, absent manifest error.

16.                GOVERNING LAW, VENUE AND WAIVER OF JURY TRIAL.  This Agreement will be governed by and construed in accordance with the Laws of Broward County, Florida.  Any action regarding the duties and obligations contained herein will be brought only in Broward County. The parties hereto hereby knowingly, irrevocably, voluntarily and intentionally waive the right to trial by jury in any action regarding this Agreement or in connection with any action, proceeding or counterclaim based on or arising out of, under, or in connection with any document or instrument executed in connection with this agreement, or any course of conduct, course of dealing, statements (whether verbal or written) or action of any party hereto. This release shall be binding upon and inure to the benefit of the parties, their affiliates and successors.

17.                COUNTERPARTS.  This Agreement may be executed in any number of counterparts, any one and all of which shall constitute the Agreement of the parties and each of which shall be deemed an original.

18.                ENTIRE AGREEMENT.  This Agreement, including the relevant Annexes thereto represents the entire understanding between the Parties in relation to the matters herein and supersedes all previous agreements whether oral or written made between the Parties in relation to the subject matter hereof.  Except as otherwise agreed herein, this Agreement may only be modified by a writing signed by authorized representatives of both Parties.  The headings in this Agreement are for convenience of reference and shall not affect its construction or interpretation.  In the event of any conflict, inconsistency or ambiguity between the provisions of this Agreement, any Annex and/or the Tariffs, the interpretation shall be resolved by giving precedence to such documents in the following descending order:  (a) the Annexes; (b) the Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement in duplicate, or caused this Agreement to be executed in duplicate by a duly authorized officer, as of the date first above written.

EBI, INC.                                                                                                     Y-Tel International, LLC

By:   /s/ Edward Stackpole                                                                          By:/s/ Steve Lipman

Name: Edward Stackpole                                                                            Name: Steve Lipman

Title: President                                                                                             Title: President

SCHEDULE OF ANNEXES

THIS SCHEDULE OF ANNEXES is subject to the terms and conditions of the VoWLAN Marketing AGREEMENT entered into between EBI Communications, Inc ("EBI") and Y-Tel International, LLC  ("Y-Tel") dated      .

ANNEX                                                                                 SERVICE DESCRIPTION

ANNEX 1                                                                              Fees and Commissions
 ANNEX 2                                                                              International rates

ANNEX 1

Y-Tel agrees to pay a one time Exclusive Marketing Fee of One Hundred Thousand U.S. Dollars ($100,000).

Payable Five Thousand ($5,000) upon signature and Ninety Thousand U.S.Dollars  ($95,000) within thirty days.

and Three Hundred Thousand shares of Y-Tel stock.

Y-Tel agrees to pay EBI fifty percent (50%) of the gross revenue resulting from customers using the VoWlan network. Payments will be made on a bi-monthly basis with cutoff dates on the fifteenth and the end of the month. Payments will be issued within seven days following the end of each cutoff cycle.

Additionally, Y-Tel agrees to pay EBI fifty percent (50%) of the net revenue resulting from the sale of all Network Phones.  Net Revenue is defined as Gross Sales minus the cost of the phones. Payments will be made by the fifteenth day of the month following the month for which sales were made.

IN WITNESS WHEREOF, the Parties have executed this Annex, or caused this Annex to be executed by a duly authorized officer, as of the date first above written.

EBI Communications, Inc.                                                               Y-Tel International, LLC

By: _________________________________                                            By: _________________________________

Name:_______________________________                                             Name: _______________________________

Title:________________________________                                            Title: ______________________________

ANNEX 2 –

IN WITNESS WHEREOF, the Parties have executed this Rate Schedule, or caused this Rate Schedule to be executed by a duly authorized officer, as of the date first above written.

 EBI Communications, Inc.                                                                     Y-Tel International, LLC

By: _________________________________                                    By: _________________________________

Name:_______________________________                                     Name: _______________________________

Title:________________________________                                    Title: _______________________________